FORM NSAR Q77O Transactions effected pursuant to Rule 10F3 Fidelity Municipal Trust

Fund	Fidelity Municipal Income Fund
Trade Date	6/13/13
Settle Date	7/2/13
Security Name	MA SCH BLDG 5% 5/15/43
CUSIP	576000PL1
Price	107.492
Transaction Value	$ 5,482,092.00
Class Size	$ 496,000,000
% of Offering	1.028%
Underwriter Purchased From	BofA Merrill Lynch
Underwriting Members: (1)	BofA Merrill Lynch
Underwriting Members: (2)	Ramirez & Co., Inc.
Underwriting Members: (3)	Barclays
Underwriting Members: (4)	Citigroup
Underwriting Members: (5)	Jefferies
Underwriting Members: (6)	J.P. Morgan
Underwriting Members: (7)	Loop Capital Markets
Underwriting Members: (8)	Morgan Stanley
Underwriting Members: (9)	Raymond James
Underwriting Members: (10)	RBC Capital Markets
Underwriting Members: (11)	U.S. Bancorp
Underwriting Members: (12)	Wells Fargo Securities
Underwriting Members: (13)	BMO Capital Markets
Underwriting Members: (14)	BNY Mellon Capital Markets
Underwriting Members: (15)	CastleOak Securities, L.P.
Underwriting Members: (16)	Corby Capital Markets, Inc.
Underwriting Members: (17)	Fidelity Capital Markets
Underwriting Members: (18)	Janney Montgomery Scott
Underwriting Members: (19)	Lebenthal & Co., LLC
Underwriting Members: (20)	Mesirow Financial, Inc.
Underwriting Members: (21)	Piper Jaffray & Co.
Underwriting Members: (22)	Siebert Brandford Shank & Co., L.L.C.